                                                E x e c u t i o n   C o p y


                    SIXTH AMENDMENT TO CREDIT AGREEMENT
                    -----------------------------------

          THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"),
                                                          ---------
 dated as of October 1, 1996, is by and between KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER ALUMINUM
                                          ----------

CORPORATION, a Delaware corporation (the "Parent Guarantor"), the various
                                          ----------------
financial institutions that are or may from time to time become parties to the Credit Agreement referred to below (collectively, the "Lenders" and,
                                                           -------
individually, a "Lender"), and BANKAMERICA BUSINESS CREDIT, INC., a
                 -------
Delaware corporation, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Lenders.
                                             ------
Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

                            W I T N E S S E T H:

          WHEREAS, the Company, the Parent Guarantor, the Lenders and the Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, the Second Amendment to Credit Agreement, dated as of March 10, 1995, the Third Amendment to Credit Agreement and Acknowledgement, dated as of July 20, 1995, the Fourth Amendment to Credit Agreement, dated as of October 17, 1995 and the Fifth Amendment to Credit Agreement dated as of December 11, 1995 (the "Credit Agreement"); and
                        ----------------

          WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.       Amendments to Credit Agreement.
                           ------------------------------

     1.1  Amendments to Article I:  Definitions.
          -------------------------------------

          A. Section 1.1 of the Credit Agreement is hereby amended by amending the definition of "Minimum Net Worth" contained
                            -----------------
therein to read in its entirety as follows:

          "'Minimum Net Worth' means $500,000,000 plus 50% of Net
            -----------------
          Income (but not loss) for each Fiscal Quarter of the

          Company commencing with the Fiscal Quarter ending September 30, 1996."

          B. Section 1.1 of the Credit Agreement is further hereby amended by adding the following definitions in the appropriate alphabetical order:

          "'New Senior Debt' means Indebtedness of the Company or any of
            ---------------
          its Subsidiaries under the New Senior Notes, the New
          Senior Indenture, or any guaranty of such Indebtedness."

          "'New Senior Debt Instruments' means the New Senior Notes, the
            ---------------------------
          New Senior Indenture, and all other Instruments and agreements executed and delivered by the Company or any of its Subsidiaries in connection therewith."

          "'New Senior Indenture' means the indenture between the Company,
            --------------------
          and AJI, KJC, KFC, KAAC, KMH, KSM, Texas Holdings and
          Texas Sierra, as Subsidiary Guarantors, and the trustee named therein, pursuant to which the New Senior Notes will be issued, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of such indenture and this Agreement."

          "'New Senior Notes' means the promissory notes in a principal
            ----------------
          amount not exceeding $200,000,000 issued by the Company pursuant to the New Senior Indenture, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of the New Senior
          Indenture and this Agreement and all other promissory notes accepted from time to time in substitution therefor or renewal thereof in accordance with the terms of the New Senior Indenture and this Agreement."

     1.2  Amendments to Article IX:  Covenants.
          ------------------------------------

          A.   Section 9.1.1 of the Credit Agreement is hereby amended by
(i) adding the phrase "or any New Senior Debt Instrument" after the phrase "any Senior Debt Instrument" contained in clause (d)(ii)(B) thereof, and
(ii) adding the phrase ", any New Senior Debt Instrument" after the phrase "any Subordinated Debt Instrument" each time it appears in clause (h) thereof.

          B.   Section 9.1.10 of the Credit Agreement is hereby amended by
(i) adding the phrase ", the New Senior Indenture" after the phrase "Subordinated Indenture" the first time it appears in clause (b)(ii) thereof, and (ii) adding the phrase ", any similar provision of the New Senior Indenture" after the phrase "Subordinated Indenture" the second time it appears in clause (b)(ii) thereof.

          C. Section 9.1.10 of the Credit Agreement is hereby further amended by (i) adding the phrase ", the New Senior Indenture" after the phrase "Subordinated Indenture" the first time it appears in clause (c)(i) thereof and (ii) adding the phrase ", any similar provision of the New Senior Indenture" after the phrase "Subordinated Indenture" the second time it appears in clause (c)(i) thereof.

          D. Section 9.2.2 of the Credit Agreement is hereby amended by amending clause (b)(i) to read in its entirety as follows:

          "(i) Indebtedness of the Company in respect of (A) the Senior Debt, (B) the New Senior Debt, provided that (1) the aggregate principal
                               --------
amount thereof does not exceed $200,000,000, (2) such Indebtedness is unsecured, (3) such Indebtedness is issued on or prior to February 1, 1997,
(4) such Indebtedness does not mature prior to February 15, 2002 and (5) the New Senior Indenture is substantially in the form of the Senior Indenture and (C) Contingent Obligations of AJI, KJC, KFC, KAAC, KMH, KSM, Texas Holdings and Texas Sierra as a 'Subsidiary Guarantor' (under and as defined in the Senior Indenture, the New Senior Indenture and the Subordinated Indenture) in respect of the Senior Debt, the New Senior Debt and the Subordinated Debt, respectively;"

          E. Section 9.2.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

     "Section 9.2.4 Financial Condition.
                    -------------------

     (a) Net Worth. The Company shall not permit Net Worth as of the end of any Fiscal Quarter set forth below to be less than the correlative amount indicated:

     Fiscal Quarter                                  Net Worth
     --------------                                  ---------

     First Fiscal Quarter of 1994                 $450,000,000
     Second Fiscal Quarter of 1994                $433,000,000
     Third Fiscal Quarter of 1994                 $416,000,000
     Fourth Fiscal Quarter of 1994                $400,000,000
     First Fiscal Quarter of 1995                 $396,000,000
     Second Fiscal Quarter of 1995                $392,000,000
     Third Fiscal Quarter of 1995                 $388,000,000
     Fourth Fiscal Quarter of 1995                $385,000,000
     First Fiscal Quarter of 1996                 $391,000,000
     Second Fiscal Quarter of 1996                $397,000,000
     Third Fiscal Quarter of 1996              Minimum Net Worth
       and each Fiscal Quarter thereafter

     (b) Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio (i) for the one Fiscal Quarter period ending March 31, 1996 to be less than 1.1 to 1.0, (ii) for the two Fiscal Quarter period ending June 30, 1996 to be less than 1.2 to 1.0, (iii) for the three Fiscal Quarter period ending September 30, 1996 to be less than 0.5 to 1.0 and
(iv) for the four Fiscal Quarter period ending on the last day of each of the Fiscal Quarters set forth below to be less than the correlative ratio indicated:

          Date                                 Ratio
          ----                                 -----
     Fourth Fiscal Quarter of 1996           0.3 to 1.0
     First Fiscal Quarter of 1997            0.2 to 1.0
     Second Fiscal Quarter of 1997           0.2 to 1.0
     Third Fiscal Quarter of 1997            0.4 to 1.0
     Fourth Fiscal Quarter of 1997           0.6 to 1.0
     First Fiscal Quarter of 1998            0.8 to 1.0
     Second Fiscal Quarter of 1998           1.2 to 1.0
     Third Fiscal Quarter of 1998            1.6 to 1.0
     Fourth Fiscal Quarter of 1998           2.0 to 1.0
       and each Fiscal Quarter thereafter"

          F.   Section 9.2.6 of the Credit Agreement is hereby amended by
               -------------
adding the phrase "any New Senior Debt," after the phrase "any Senior Debt" contained in clause (b)(iv) thereof.

          G.   Section 9.2.7 of the Credit Agreement is hereby amended to
               -------------
read in its entirety as follows:

     "Section 9.2.7  Capital Expenditures.  The Company will not, and will
                     --------------------
not permit any of its Subsidiaries to, make Adjusted Capital Expenditures in any Fiscal Year set forth below in an aggregate amount in excess of the sum of (a) the Base Amount set forth below opposite such Fiscal Year plus
(b) in the case of each Fiscal Year commencing with the 1995 Fiscal Year the Carryover Amount applicable to such Fiscal Year:

     Fiscal Year                            Base Amount
     -----------                            -----------

          1994                             $ 60,000,000
          1995                             $ 80,000,000
          1996                             $175,000,000
          1997                             $175,000,000
          1998                             $140,000,000

The 'Carryover Amount' applicable to any Fiscal Year is equal to (i) the
     ----------------
sum of the Base Amounts applicable to all periods set forth which end prior to the Fiscal Year for which the Carryover Amount is being calculated minus
(ii) the aggregate amount of Adjusted Capital Expenditures which were actually made by the Company and its Subsidiaries during the 1994 Fiscal Year and during each Fiscal Year thereafter prior to the Fiscal Year for which such Carryover Amount is being calculated; provided, however, that
                                                 --------  -------
the Carryover Amount shall not

exceed $10,000,000 for the 1995 Fiscal Year, $11,600,000 for the 1996
Fiscal Year and $30,000,000 for any Fiscal Year thereafter."

          H.   Section 9.2.11 of the Credit Agreement is hereby amended by
               --------------
adding the phrase ", any similar provision of the New Senior Indenture" after the phrase "Subordinated Indenture" the third time it appears in the paragraph following clause (k) thereof.

          I.   Section 9.2.13 of the Credit Agreement is hereby amended by
               --------------
(i) adding the phrase ", any New Senior Debt" after the phrase "Subordinated Debt" contained in clause (a) thereof, (ii) adding the phrase ", New Senior Debt" after the phrase "Subordinated Debt" each time it appears in clause (c) thereof, (iii) adding the phrase ", New Senior Debt" after the phrase "Subordinated Debt" contained in clause (d) thereof, and
(iv) adding the phrase ", to deliver any certificate and opinion permitted to be given to the trustee under any similar provisions of the New Senior Indenture with respect to any 'Subsidiary Guarantor' (under and as defined in the New Senior Indenture)" after the phrase "Subordinated Indenture)" contained in clause (e) thereof.

          J.   Section 9.2.15 of the Credit Agreement is hereby amended by
               --------------
adding the phrase "or the New Senior Indenture" after the phrase "Senior Indenture" contained therein.

          K.   Section 9.2.19 of the Credit Agreement is hereby amended by
               --------------
adding the phrase "or the New Senior Debt Instruments" after the phrase "Senior Debt Instruments" contained therein.

     1.3  Amendments to Article X:  Events of Default.
          -------------------------------------------

          A.   Section 10.1.11 of the Credit Agreement is hereby amended by
(i) adding the phrase ", any New Senior Debt Instrument" after the phrase "Subordinated Debt Instrument" contained therein and (ii) adding the phrase ", any New Senior Debt" after the phrase "Subordinated Debt" contained therein.

          Section 2.  Conditions to Effectiveness.
                      ---------------------------

          This Amendment shall become effective as of the date hereof only when the following conditions shall have been satisfied and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company and each Lender (the date of satisfaction of such conditions and the giving of such notice being referred to herein as the "Sixth Amendment Effective
                                             -------------------------
Date"):
----

          A. The Agent shall have received for each Lender counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and the Required Lenders (or notice of the approval of this Amendment by the Required Lenders satisfactory to the Agent shall have been received by the Agent).

          B.   The Agent shall have received:

               (1) Resolutions of the Board of Directors or of the Executive Committee of the Company and the Parent Guarantor approving and authorizing the execution, delivery and performance of this Amendment, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

               (2) A signature and incumbency certificate of the officers of the Company and the Parent Guarantor executing this Amendment;

               (3) For each Lender an opinion, addressed to the Agent and each Lender, from Kramer, Levin, Naftalis & Frankel, in form and substance satisfactory to the Agent; and

               (4) Such other information, approvals, opinions, documents, or instruments as the Agent may reasonably request.

          Section 3.  Company's Representations and Warranties.
                      ----------------------------------------

          In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Parent Guarantor and the Company represent and warrant to each Lender and the Agent that, as of the Sixth Amendment Effective Date after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

          A.   Authorization of Agreements.  The execution and delivery of
               ---------------------------
this Amendment by the Company and the Parent Guarantor and the performance of the

Credit Agreement as amended by this Amendment (the "Amended
                                                           -------
Agreement") by the Company and the Parent Guarantor are within such
---------
Obligor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as the case may be.

          B.   No Conflict.  The execution and delivery by the Company and
               -----------
the Parent Guarantor of this Amendment and the performance by the Company and the Parent Guarantor of the Amended Agreement do not:

               (1)  contravene such Obligor's Organic Documents;

               (2) contravene the Senior Indenture or the Subordinated Indenture or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

               (3) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan Documents.

          C.   Binding Obligation.  This Amendment has been duly executed
               ------------------
and delivered by the Company and the Parent Guarantor and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          D.   Governmental Approval, Regulation, etc.  No authorization or
               ---------------------------------------
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the Parent Guarantor.

          E.   Incorporation of Representations and Warranties from Credit
               -----------------------------------------------------------
Agreement.  Each of the statements set forth in Section 7.2.1 of the Credit
---------                                       -------------
 Agreement is true and correct.

          Section 4  Acknowledgement and Consent.
                     ---------------------------

          The Company is a party to the Company Collateral Documents, in each case as amended through the date hereof, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the Obligations. The Parent

Guarantor is a party to the Parent Collateral
Documents, in each case as amended through the date hereof, pursuant to which the Parent Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the date hereof, pursuant to which such Subsidiaries have (i) guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit Support Parties", and the
                                        ----------------------
Company Collateral Documents, the Parent Collateral Documents, the Subsidiary Guaranty and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit Support Documents".
                                        ------------------------

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement as amended by this Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

          Each Credit Support Party (other than the Company and the Parent Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          Section 5  Miscellaneous.
                     -------------

          A.   Reference to and Effect on the Credit Agreement and the
               -------------------------------------------------------
Other Loan Documents.
--------------------

               (1) On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

               (2) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A
               --------------
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF NEW
YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO CONFLICTS OF
LAWS.

          C.   Headings.  The various headings of this Amendment are
               --------
inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

          D.   Counterparts.  This Amendment may be executed by the parties
               ------------
hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


          E.   Severability.  Any provision of this Amendment which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

KAISER ALUMINUM CORPORATION             KAISER ALUMINUM & CHEMICAL
                                          CORPORATION

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:  Karen A. Twitchell       Name Printed:  Karen A. Twitchell
Its: Treasurer                          Its: Treasurer


BANKAMERICA BUSINESS CREDIT,            BANKAMERICA BUSINESS CREDIT,
  INC., as Agent                          INC.

By:                                     By:
   ------------------------------          ------------------------------
Name: Michael J. Jasaitis               Name: Michael J. Jasaitis
Its: Vice President                     Its: Vice President


BANK OF AMERICA NATIONAL TRUST          THE CIT GROUP/BUSINESS
  AND SAVINGS ASSOCIATION                 CREDIT, INC.

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:--------------------       Name Printed:--------------------
Its:-----------------------------       Its:------------------------------


CONGRESS FINANCIAL CORPORATION          HELLER FINANCIAL, INC.
   (WESTERN)

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:--------------------       Name Printed:--------------------
Its:-----------------------------       Its:-----------------------------


LA SALLE NATIONAL BANK                  NATIONAL WESTMINSTER BANK
                                           PLC

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:--------------------       Name Printed:--------------------
Its:-----------------------------       Its:-----------------------------

TRANSAMERICA BUSINESS CREDIT            ABN AMRO BANK N.V.
   CORPORATION                          San Francisco International Branch
                                             by:  ABN AMRO North America,
                                             Inc., as agent

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:--------------------       Name Printed:--------------------
Its:-----------------------------       Its:-----------------------------


                                        By:
                                           ------------------------------
                                        Name Printed:--------------------
                                        Its:-----------------------------

ACKNOWLEDGED AND AGREED TO:


AKRON HOLDING CORPORATION               KAISER ALUMINUM & CHEMICAL
                                          INVESTMENT, INC.

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:  Karen A. Twitchell       Name Printed:  Karen A. Twitchell
Its: Treasurer                          Its: Treasurer


KAISER ALUMINUM PROPERTIES,             KAISER ALUMINUM TECHNICAL
  INC.                                    SERVICES, INC.

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:  Karen A. Twitchell       Name Printed:  Karen A. Twitchell
Its: Treasurer                          Its: Treasurer


OXNARD FORGE DIE COMPANY, INC.          KAISER ALUMINIUM
                                          INTERNATIONAL, INC.

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:  Karen A. Twitchell       Name Printed:  Karen A. Twitchell
Its: Treasurer                          Its: Treasurer


KAISER ALUMINA AUSTRALIA                KAISER FINANCE CORPORATION
  CORPORATION

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:  Karen A. Twitchell       Name Printed:  Karen A. Twitchell
Its: Treasurer                          Its: Treasurer


ALPART JAMAICA INC.                     KAISER JAMAICA CORPORATION

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:  Karen A. Twitchell       Name Printed:  Karen A. Twitchell
Its: Treasurer                          Its: Treasurer

KAISER BAUXITE COMPANY                  KAISER EXPORT COMPANY

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:  Karen A. Twitchell       Name Printed:  Karen A. Twitchell
Its: Treasurer                          Its: Treasurer


KAISER MICROMILL HOLDINGS, LLC          KAISER SIERRA MICROMILLS, LLC

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:  Karen A. Twitchell       Name Printed:  Karen A. Twitchell
Treasurer of Kaiser Aluminum            Its: Treasurer
& Chemical Corporation


KAISER TEXAS SIERRA MICROMILLS,         KAISER TEXAS MICROMILL
  LLC                                     HOLDINGS, LLC

By:                                     By:
   ------------------------------          ------------------------------
Name Printed:  Karen A. Twitchell       Name Printed:  Karen A. Twitchell
Its: Treasurer                          Its: Treasurer